UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2017

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Requirement; Transfer of Listing.

On September 1, 2017, John D. Chandler, who has served as a member of the board of directors of Green Plains Holdings LLC, the general partner of Green Plains Partners LP, a member of the board’s conflicts committee and a member of the board’s audit committee since June 30, 2016, informed the partnership of his resignation, effective immediately. Mr. Chandler informed the partnership that his resignation occurred as he had accepted a position with another publically traded company. His resignation was not the result of any disagreement related to the general partner or the partnership’s operations, policies or practices.

Mr. Chandlers’ resignation has created a vacancy on the general partner’s board of directors, conflicts committee and audit committees for an independent member of the board. As a result, the audit committee of the general partner does not currently have at least three independent directors as required under Nasdaq Rule 5605(c)(2)(A).

On September 5, 2017, the partnership provided notice to Nasdaq that Mr. Chandler’s resignation caused non-compliance with the above-referenced Nasdaq rule. In response, on September 5, 2017, the partnership received notice from Nasdaq stating that the partnership no longer complies with Nasdaq’s audit committee requirements as set forth in Listing Rules 5605 and 5615(a)(4)(C). Consistent with Listing Rule 5605(c)(4), Nasdaq will provide a cure period to regain compliance until September 1, 2018. The general partner intends to fill this vacancy on the board of the general partner and its audit committee and regain compliance with the above-referenced Nasdaq rule within such cure period.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information regarding Mr. Chandler’s resignation from the board of directors of the general partner and its audit committee is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 6, 2017, the partnership issued a press release announcing this resignation, which is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report.

Number	Description

99.1	Press release, dated September 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Partners LP

Date: September 6, 2017	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)